     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2000
                                                           REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              THE VIALINK COMPANY
                        (Name of Issuer in Its Charter)

               DELAWARE                                   7371                                  73-1247666
    (State or other jurisdiction of           (Primary Standard Industrial                   (I.R.S. Employer
    incorporation or organization)             Classification Code Number)                Identification Number)

               13800 BENSON ROAD                                J. ANDREW KERNER
          EDMOND, OKLAHOMA 73013-6417                        CHIEF FINANCIAL OFFICER
           TELEPHONE: (405) 936-2500                           THE VIALINK COMPANY
           FACSIMILE: (405) 936-2599                       13155 NOEL ROAD, SUITE 800
  (Address and telephone number of principal                   DALLAS, TEXAS 75240
              executive offices)                            TELEPHONE: (972) 934-5500
          13155 NOEL ROAD, SUITE 800                        FACSIMILE: (972) 934-5555
              DALLAS, TEXAS 75240                         (Name, address and telephone
  (Address and telephone number of principal              number of agent for service)
    place of business or intended place of
                   business)

                             ---------------------
                                   Copies to:

                                                                 KAREN C. WEHNER
            J. MATTHEW LYONS, P.C.                                AKASH D. SETHI
       BROBECK, PHLEGER & HARRISON LLP                   BROBECK, PHLEGER & HARRISON LLP
        301 CONGRESS AVE., SUITE 1200                      2001 ROSS AVENUE, SUITE 2500
             AUSTIN, TEXAS 78701                               DALLAS, TEXAS 75201
          TELEPHONE: (512) 477-5495                         TELEPHONE: (214) 468-3700
          FACSIMILE: (512) 477-5430                         FACSIMILE: (214) 468-3704

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the Registration Statement is expected to be made pursuant to Rule 434, check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                                     PROPOSED MAXIMUM
                                       AMOUNT TO BE         PROPOSED MAXIMUM        AGGREGATE OFFERING         AMOUNT OF
TITLE OF SHARES TO BE REGISTERED      REGISTERED(1)     OFFERING PRICE PER SHARE         PRICE(1)          REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
  per share......................      2,778,078(2)            $9.6875(3)             $26,912,631(3)           $7,105(3)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.
(2) Includes, on an as converted basis, 1,750,662 shares of our common stock reserved for issuance pursuant to common stock purchase warrants or options.
(3) Estimated pursuant to Rule 457(c) solely for the purposes of calculating the amount of the registration fee based on the average high and low prices of our common stock as reported by the Nasdaq National Market on June 19, 2000.
                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 21, 2000

PRELIMINARY PROSPECTUS

                                2,778,078 SHARES

                              THE VIALINK COMPANY

                                  COMMON STOCK

       This prospectus relates to the public offering, which is not being underwritten, of up to 2,778,078 shares of our common stock by some of our stockholders named in this prospectus or their respective pledgees, donees, transferees or other successors in interest that receive these shares as a gift, partnership distribution or other non-sale related transfer.

     The prices at which these stockholders may sell the shares will be determined by the prevailing market prices for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

     Our common stock is quoted on the Nasdaq National Market under the symbol "VLNK." On June 19, 2000, the closing price for our common stock as reported by the Nasdaq National Market was $9.875.

      AN INVESTMENT IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISK. SEE THE SECTIONS ENTITLED "RISK FACTORS" AND "ADDITIONAL FACTORS THAT MAY AFFECT FUTURE RESULTS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.

                             ---------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               THE DATE OF THIS PROSPECTUS IS             , 2000.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon as having been authorized us, any selling stockholder or by any other person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities covered by this prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not lawfully be made.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you without charge at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13a, 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

     - our Annual Report on Form 10-KSB for the year ended December 31, 1999;

     - our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000;

     - our Current Reports on Form 8-K dated March 1, 2000, March 22, 2000, April 7, 2000 and May 31, 2000;

     - our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2000 for our annual meeting of stockholders on June 5, 2000; and

     - the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 14, 1996, including any amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

        J. Andrew Kerner
        Senior Vice President of Finance and Chief Financial Officer The viaLink Company
        13155 Noel Road, Suite 800
        Dallas, Texas 75240
        (972) 934-5500

     You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     The materials incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forwarding-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "continue" and other similar words. You should read statements that contain these words carefully because they discuss our future expectations, make projections of our future results of operations or of our financial condition or state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control. Our actual results could differ materially from the expectations we describe in our forward-looking statements as a result of certain factors, as more fully described in "Risk Factors," "Additional Factors That May Affect Future Results" and elsewhere in the documents we file with the SEC that are incorporated herein.

                             ---------------------

                                  THE COMPANY

     We were incorporated in the State of Oklahoma in 1985. We changed our name to The viaLink Company in 1998 and reincorporated in the State of Delaware in 1999. Our principal executive offices are located at 13800 Benson Road, Edmond, Oklahoma 73013-6413, and our telephone number is (405) 936-2500.

                              PLAN OF DISTRIBUTION

     We are registering all 2,778,078 shares of our common stock on behalf of the selling stockholders. 1,846,570 of the shares either originally were issued by us or will be issued upon exercise of stock purchase warrants issued by us in connection with two private placements or options issued by us in connection with a settlement agreement. An additional 931,508 shares were reserved by us for issuance upon exercise of certain stock purchase warrants to allow for certain adjustments to the exercise price and the number of shares subject thereto which may occur beginning one year from issuance based on the market price of our common stock. The selling stockholders or pledgees, donees, transferees or other successors in interest selling shares received as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus, referred to herein as the "selling stockholders," may sell the shares from time to time. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, in negotiated transactions, or at such other price as the selling stockholders may determine from time to time. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers. The shares may be sold by one or more of, or a combination of, the following:

     - a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

     - an exchange distribution in accordance with the rules of such exchange;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - in privately negotiated transactions; and

     - through the writing of options on the shares or through short sales.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in the resales.

     The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling stockholders. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by selling stockholders.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock during a period beginning one or five business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Rule 102, which provisions may limit the timing of purchases and sales of shares of common stock by the selling stockholders.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     - the name of each such selling stockholder and of the participating broker-dealer(s);

     - the number of shares involved;

     - the price at which such shares were sold;

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

     - other facts material to the transaction.

     In addition, upon being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

     We will pay all costs and expenses incurred in connection with the registration under the Securities Act of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares.

     The selling stockholders are under no obligation to sell all or any of the shares. The selling stockholders are not restricted as to the prices at which they may sell their shares and sales of such shares at less than the market price may depress the market price of the common stock.

     Pursuant to their respective registration rights agreements, we have agreed to indemnify the selling stockholders and their respective directors, officers and controlling persons against liabilities relating to the registration statement, including liabilities under the Securities Act. Each selling stockholder has agreed to indemnify us and our directors, officers and controlling persons against liabilities relating to the information given to us by that selling stockholder in writing for inclusion in the registration statement, including liabilities under the Securities Act. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities under the Securities Act.

                                USE OF PROCEEDS

     We will receive the exercise price of the stock purchase warrants and options, if such warrants and options are exercised, but will receive no proceeds from the resale of the underlying shares which may be offered hereby.
                             ---------------------

                              SELLING STOCKHOLDERS

     The following table presents certain information regarding the beneficial ownership of our common stock by the selling stockholders. The selling stockholders may offer to sell the shares covered by this prospectus from time to time.

                                                                                        SHARES OWNED
                                                                                    AFTER THE OFFERING(2)
                                                   SHARES OWNED          SHARES     ---------------------
                                               PRIOR TO THE OFFERING   OFFERED(1)   NUMBER    PERCENT(3)
                                               ---------------------   ----------   -------   -----------
NAME OF SELLING STOCKHOLDER:
Millennium Partners, L.P.....................           77,463(4)         77,463       0           *
RGC International Investors, LDC.............        2,660,615(5)      2,660,615       0           *
Harvey Barnett...............................            8,000(6)          8,000       0           *
Brad Fishman.................................           16,000(7)         16,000       0           *
Tony Schor...................................           16,000(8)         16,000       0           *
                                                     ---------         ---------      --          --
          Total..............................        2,778,078(9)      2,778,078       0           *
                                                     =========         =========      ==          ==

---------------

 *  Less than 1%

(1) There is no assurance that the selling shareholders will sell any or all of these shares.

(2) Assumes that all common stock purchase warrants and options are exercised, that the selling stockholders will sell all of the shares being offered by them in this prospectus, that the selling shareholders acquire no additional shares of our common stock prior to the completion of this offering and that the shares of our common stock which are not being offered pursuant to this prospectus are not sold. This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(3) Percentage of ownership is based on 21,055,918 shares of common stock outstanding on June 14, 2000. Shares of common stock subject to stock options or warrants which are currently exercisable or will become exercisable within 60 days after June 21, 2000 are deemed outstanding for computing the percentage of the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person or group.

(4) Includes 10,662 shares underlying warrants which are exercisable within 60 days of this prospectus.

(5) Includes 960,615 shares of common stock and 1,700,000 shares of common stock underlying stock purchase warrants. The number of shares represents an estimate of the number of shares of common stock to be offered following the exercise of the warrants. The actual number of shares of common stock issuable upon exercise of warrants is indeterminate, is subject to adjustment and could be materially more than such estimated number depending on factors which cannot be predicted by us at this time, including, among other factors, the future market price of our common stock. Under the terms of the warrants, the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable pursuant to those securities, together with the number of shares of common stock owned by that holder and its affiliates (but not including shares of common stock underlying unexercised portions of the warrants) would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for RGC International Investors exceeds the number of shares of common stock that RGC International Investors could own beneficially at any given time through their ownership of warrants. In that regard, the beneficial ownership of the common stock by RGC International Investors set forth in the table is not determined in accordance with Rule 13d-3 under the Exchange Act.

(6) Includes 8,000 shares underlying options which are exercisable within 60 days of this prospectus.

(7) Includes 16,000 shares underlying options which are exercisable within 60 days of this prospectus.

(8) Includes 16,000 shares underlying options which are exercisable within 60 days of this prospectus.

(9) See notes (4) through (8).

CERTAIN RELATIONSHIPS AMONG THE SELLING STOCKHOLDERS AND VIALINK

     We have been informed that Brad Fishman and Tony Schor has or had a direct or indirect business relationship with Investor Awareness, Inc., a company which provided investor relations services for us until January 1999. To our knowledge, there is no other material relationship between either of these holders and us.
                             ---------------------

                                 LEGAL MATTERS

     The validity of the common stock offered hereby will be passed upon for us by Brobeck, Phleger & Harrison LLP, Austin, Texas.

                                    EXPERTS

     The financial statements as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998 incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     KPMG LLP, independent certified public accountants, have audited our financial statements as of December 31, 1999 and for the year then ended, incorporated by reference herein, as set forth in their report which is also incorporated herein by reference. Our financial statements and schedule have been incorporated by reference in reliance on their reports given on their authority as experts in accounting and auditing.

------------------------------------------------------
------------------------------------------------------

     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Where You Can Find Additional
  Information.........................    1
Note Regarding Forward-Looking
  Statements..........................    2
The Company...........................    3
Plan of Distribution..................    3
Use of Proceeds.......................    5
Selling Stockholders..................    6
Legal Matters.........................    8
Experts...............................    8

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                              THE VIALINK COMPANY

                                2,778,078 SHARES
                                OF COMMON STOCK
                             ---------------------

                                   PROSPECTUS

                             ---------------------
                                           , 2000
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

 SEC Registration Fees......................................  $ 7,105.00
*Legal Fees.................................................   25,000.00
*Accounting Fees and Expenses...............................    5,000.00
*Printing Fees..............................................    5,000.00
*Transfer Agent's Fees and Costs of Certificates............    2,000.00
*Miscellaneous..............................................   10,000.00
                                                              ----------
          Total.............................................  $54,105.00
                                                              ==========

---------------

* Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was our director, officer, employee or agent may and, in certain cases, must be indemnified by us against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in our not opposed to our best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

     Article VII of our Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

     We have entered into Indemnification Agreements with the each of our directors and officers. Pursuant to our agreements, we will be obligated, to the extent permitted by applicable law, to indemnify our directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were our directors or officers or assumed certain responsibilities at our direction. We also have purchased directors and officers liability insurance in order to limit our exposure to liability of indemnification of directors and officers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                                      DESCRIPTION
-----------                                      -----------
          4.1(1)         -- Securities Purchase Agreement dated as of March 22, 2000, by and among the Registrant and the Purchasers listed on
                            Schedule I thereto
          4.2(1)         -- Common Stock Purchase Warrant dated March 24, 2000 by the
                            Registrant in favor of Millennium Partners, L.P.
          4.3(1)         -- Registration Rights Agreement dated as of March 22, 2000 by and between the Registrant and Millennium Partners,
                            L.P.

EXHIBIT NO.                                      DESCRIPTION
-----------                                      -----------
          4.4(2)         -- Securities Purchase Agreement dated as of May 31, 2000 by and between the Registrant and RGC International
                            Investors, LDC
          4.5(2)         -- Common Stock Warrant dated May 31, 2000, by the
                            Registrant in favor of RGC International Investors, LDC
          4.6(2)         -- Registration Rights Agreement dated as of May 31, 2000 by and between the Registrant and RGC International, Inc.
          4.7            -- Settlement Agreement dated as of June 15, 2000, by and
                            between the Registrant, Investor Awareness, Inc., Tony
                            Schor, Brad Fishman and Harvey Barnett.
          5.1            -- Opinion of Brobeck, Phleger & Harrison LLP, regarding the legality of the securities covered by this registration
                            statement.
         23.1            -- Consent of KPMG LLP
         23.2            -- Consent of PricewaterhouseCoopers LLP
         23.3            -- Consent of Brobeck, Phleger & Harrison LLP (included in its opinion filed as Exhibit 5.1)
         24.1            -- Power of Attorney (included on the signature page to this
                            Registration Statement)

---------------

(1) Incorporated herein by reference to the Registrant's Current Report of Form 8-K dated March 22, 2000.

(2) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated May 31, 2000.

ITEM 17. UNDERTAKINGS

     The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to rule 424(b) if, in the aggregate, the charges in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs, (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time the SEC declared it effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of such securities at that time by the initial bona fide offering of those securities.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmond, State of Oklahoma, on June 21, 2000.

                                            THE VIALINK COMPANY

                                            By:   /s/ LEWIS B. KILBOURNE
                                              ----------------------------------
                                                      Lewis B. Kilbourne
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Lewis B. Kilbourne and J. Andrew Kerner, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE -------------------------------------------  TITLE --------------------------   DATE --------

               /s/ LEWIS B. KILBOURNE                  Chief Executive Officer and        June 15, 2000
-----------------------------------------------------    Chairman of the Board
                 Lewis B. Kilbourne                      (principal executive officer)

                 /s/ ROBERT N. BAKER                   President, Chief Operating         June 21, 2000
-----------------------------------------------------    Officer and Director
                   Robert N. Baker

                /s/ J. ANDREW KERNER                   Senior Vice President of           June 15, 2000
-----------------------------------------------------    Finance, Chief Financial
                  J. Andrew Kerner                       Officer (principal financial
                                                         and accounting officer)

                                                       Director                           June   , 2000
-----------------------------------------------------
                   Jimmy M. Wright

                   /s/ SUE A. HALE                     Director                           June 21, 2000
-----------------------------------------------------
                     Sue A. Hale

                                                       Director                           June   , 2000
-----------------------------------------------------
                   Warren D. Jones

                               INDEX TO EXHIBITS

     EXHIBIT NUMBER                              DESCRIPTION
     --------------                              -----------
          4.1(1)         -- Securities Purchase Agreement dated as of March 22, 2000, by and among the Registrant and the Purchasers listed on
                            Schedule I thereto
          4.2(1)         -- Common Stock Purchase Warrant dated March 24, 2000 by the
                            Registrant in favor of Millennium Partners, L.P.
          4.3(1)         -- Registration Rights Agreement dated as of March 22, 2000 by and between the Registrant and Millennium Partners,
                            L.P.
          4.4(2)         -- Securities Purchase Agreement dated as of May 31, 2000 by and between the Registrant and RGC International
                            Investors, LDC
          4.5(2)         -- Common Stock Warrant dated May 31, 2000, by the
                            Registrant in favor of RGC International Investors, LDC
          4.6(2)         -- Registration Rights Agreement dated as of May 31, 2000 by and between the Registrant and RGC International, Inc.
          4.7            -- Settlement Agreement dated as of June 15, 2000, by and
                            between the Registrant, Investor Awareness, Inc., Tony
                            Schor, Brad Fishman and Harvey Barnett.
          5.1            -- Opinion of Brobeck, Phleger & Harrison LLP, regarding the legality of the securities covered by this registration
                            statement.
         23.1            -- Consent of KPMG LLP
         23.2            -- Consent of PricewaterhouseCoopers LLP
         23.3            -- Consent of Brobeck, Phleger & Harrison LLP (included in its opinion filed as Exhibit 5.1)
         24.1            -- Power of Attorney (included on the signature page to this
                            Registration Statement)

---------------

(1) Incorporated herein by reference to the Registrant's Current Report of Form 8-K dated March 22, 2000.

(2) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated May 31, 2000.